UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 2, 2015

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (818) 435-2472

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 2, 2015, CrowdGather, Inc. (the “Company” or “we”) entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC ("Typenex"), for the sale of a 10% convertible note in the principal amount of $168,000 (which includes Typenex legal expenses in the amount of $3,000 and a $15,000 original issue discount) (the “Note”) in exchange for proceeds of $150,000 to the Company.

The Note bears interest at the rate of 10% per annum. All interest and principal must be repaid on February 2, 2016. The Note is convertible into common stock, at Typenex’s option, at the lesser of (i) $0.10, and (ii) 65% (the “Conversion Factor”) of the average of the three (3) lowest Closing Bid Prices in the twenty (20) Trading Days immediately preceding the applicable conversion, provided that if at any time the average of the three (3) lowest Closing Bid Prices in the twenty (20) Trading Days immediately preceding any date of measurement is below $0.05, then in such event the then-current Conversion Factor shall be reduced to 60% for all future Conversions, subject to other reductions set forth in the Note, a copy of which is filed as an exhibit hereto. In the event the Company elects to prepay all or any portion of the Note, the Company is required to pay to Typenex an amount in cash equal to 125% multiplied by the sum of all principal, interest and any other amounts owing. The Note includes customary event of default provisions.

Typenex has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. The Note also provides for penalties and rescission rights if we do not deliver shares of our common stock upon conversion within the required timeframes.

Additionally, the Company granted Typenex warrants (“Warrants”) to purchase shares of the Company’s common stock, $.001 par value. The Warrants will entitle the holder to purchase a number of shares equal to $84,000 divided by the Conversion Factor multiplied by the average of the three (3) lowest Closing Bid Prices in the twenty (20) Trading Days immediately preceding March 2, 2015, as such number may be adjusted from time to time pursuant to the terms of the Warrants. The Warrants are exercisable for five years at $0.10 per share subject to certain anti-dilution provisions set forth in the Warrants.

The Note and Warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

The foregoing description of the Securities Purchase Agreement, the Note and the Warrant do not purport to be complete, and are qualified in their entirety by reference to the full text of each such document, filed as Exhibits 10.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.      Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.      Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
4.1	Convertible Promissory Note dated March 2, 2015, issued to Typenex Co-Investment, LLC
4.2	Warrant to Purchase Shares of Common Stock dated March 2, 2015, issued to Typenex Co-Investment, LLC
10.1	Securities Purchase Agreement, dated as of March 2, 2015, by and between Typenex Co-Investment, LLC and CrowdGather, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: March 6, 2015	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer